EXHIBIT 99.1
                                                                   ------------




FOR IMMEDIATE RELEASE                           CONTACT:
---------------------                           JOHN F. REBELE
FRIDAY, JULY 28, 2006                           SENIOR VICE PRESIDENT,
                                                CHIEF FINANCIAL OFFICER AND
                                                CHIEF ADMINISTRATIVE OFFICER
                                                BUILDING MATERIALS
                                                CORPORATION OF AMERICA
                                                (973) 628-4038




               BUILDING MATERIALS CORPORATION OF AMERICA ANNOUNCES
               ---------------------------------------------------
                             SECOND QUARTER RESULTS
                             ----------------------



         Building Materials Corporation of America ("BMCA" or "the Company") announced today second quarter of 2006 net income of $20.2 million compared to net income of $18.5 million in the second quarter of 2005. The increase in second quarter 2006 net income was primarily attributable to higher income before interest expense and income taxes and slightly lower interest expense.

         Income before interest expense and income taxes in the second quarter of 2006 was $48.7 million compared to $46.3 million in the second quarter of 2005. Income before interest expense and income taxes in the second quarter of 2006 was positively affected by increased net sales of both residential and commercial roofing products primarily resulting from higher average selling prices and higher unit volumes and a decline in other expense, net, which was mostly offset by higher raw material costs, including asphalt, higher energy costs and higher selling, general and administrative expenses mostly due to







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higher distribution costs, primarily resulting from higher sales volume and a rise in fuel prices.

         Interest expense for the second quarter of 2006 decreased slightly to $16.1 million from $16.4 million for the second quarter of 2005.

         Net sales for the second quarter of 2006 reached $535.9 million, a 7.7% increase over second quarter of 2005 net sales of $497.6 million, with the increase due to higher net sales of both residential and commercial roofing products primarily resulting from higher average selling prices and higher unit volumes.

                            FIRST SIX MONTHS RESULTS
                            ------------------------

         For the first six months of 2006, BMCA announced net income of $30.6 million compared to net income of $31.4 million for the first six months of 2005. The decrease in the net income for the first six months of 2006 was primarily attributable to lower income before interest expense and income taxes, partially offset by lower interest expense.

         Income before interest expense and income taxes for the first six months of 2006 was $79.9 million compared to $83.1 million for the first six months of 2005. Income before interest expense and income taxes for the first six months of 2006 was positively affected by increased net sales of both residential and commercial roofing products primarily resulting from higher average selling prices and a decline in other expense, net, which was more than offset by higher raw material costs, including asphalt, higher energy costs and higher selling, general and administrative expenses mostly due to higher distribution costs, primarily resulting from a rise in fuel prices.



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         Interest expense for the first six months of 2006 decreased to $30.6 million from $32.5 million for the first six months of 2005, primarily due to lower average borrowings.

         Net sales for the first six months of 2006 reached $1,040.9 million, a 6.6% increase over the first six months of 2005 net sales of $976.4 million, with the increase primarily due to higher average selling prices of both residential and commercial roofing products.

                                  OTHER MATTERS
                                  -------------

         At July 2, 2006, cash and cash equivalents amounting to $12.0 million were on hand, and long-term debt including current maturities was $684.9 million, which amount includes $150.0 million outstanding under the Company's $350 million senior secured revolving credit facility.



                                     * * * *

















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         Building Materials Corporation of America, which operates under the name of GAF Materials Corporation, is an indirect subsidiary of G-I Holdings Inc., with annual sales in 2005 approximating $2.0 billion, and is North America's largest manufacturer of residential and commercial roofing products and specialty building products.

         This press release contains "forward looking statements" within the meaning of the federal securities laws with respect to the Company's financial results and future operations and, as such, concerns matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements. Important factors that could cause such differences are discussed in the Company's filings with the U.S. Securities and Exchange Commission and are incorporated herein by reference.









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                                BUILDING MATERIALS CORPORATION OF AMERICA
                                   SALES AND EARNINGS DATA (UNAUDITED)
                                          (DOLLARS IN MILLIONS)


------------------------------------------------------------------------------------------------------------
                                              SECOND QUARTER ENDED               SIX MONTHS ENDED
                                          JULY 2, 2006    JULY 3, 2005      JULY 2, 2006   JULY 3, 2005
                                          ------------    ------------      ------------   ------------
Net sales                                   $  535.9        $  497.6        $  1,040.9        $  976.4
                                            --------        --------        ----------        --------

Costs and expenses, net: (1)
   Cost of products sold                       369.1           341.5             728.6           677.2
   Selling, general and administrative         118.3           107.6             232.9           212.9
   Other (income) expense, net                  (0.2)            2.2              (0.5)            3.2
                                            --------        --------        ----------        --------

Total costs and expenses, net                  487.2           451.3             961.0           893.3
                                            --------        --------        ----------        --------

Income before interest expense and income
taxes                                           48.7            46.3              79.9            83.1

Interest expense                               (16.1)          (16.4)            (30.6)          (32.5)
                                            --------        --------        ----------        --------
Income before income taxes                      32.6            29.9              49.3            50.6

Income tax expense                             (12.4)          (11.4)            (18.7)          (19.2)
                                            --------        --------        ----------        --------

Net income                                  $   20.2        $   18.5        $     30.6        $   31.4
                                            ========        ========        ==========        ========

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


(1) For the three and six month periods ended July 2, 2006 and July 3, 2005, depreciation and amortization amounted to $12.9, $11.7, $25.4 and $23.2 million, respectively.